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                                EXHIBIT 2.03

                                  BY-LAWS











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                                  BY-LAWS
                                     OF
                            WESTAQ NETWORK, INC.


                                 ARTICLE I
                                SHAREHOLDERS
                               --------------

          Section 1. At least one meeting of the shareholders shall be held in each calendar year. Meetings of the shareholders may be held within or without the State of Washington as the Board of Directors may determine; except as otherwise determined, meetings of the shareholders shall be held at the registered office of the corporation.

          Section 2. The regular annual meeting of the shareholders shall be held at the registered office of the corporation in the City of Portland on the 15th day in the month of September in each year, at the hour of 10:00 a.m. Should said date in any year fall on a holiday, the regular annual meeting of shareholders in such year shall be held at said hour on the next business day thereafter.

          Section 3. If more than eighteen (18) months are allowed to elapse without the annual shareholders' meeting being held, any shareholder may call such meeting to be held at the registered office of the corporation.

          Section 4. Special meetings of the shareholders may be called at any time by the Board of Directors. At any time upon written request of any director or of any shareholder or shareholders holding in the aggregate one-fifth (1/5) of the voting power of all shareholders, it shall be the duty of the Secretary to call a special meeting of shareholders to be held at such time as the Secretary may fix, not less than ten (10) nor more than thirty five (35) days after the receipt of said request, except that in the event shareholders holding in the aggregate 51% of the voting power of all shareholders request such a meeting it may be held on twenty-four (24) hours' notice, and if the Secretary shall neglect or refuse to issue such call, the dirctor or shareholder or shareholders making the request may do so.

          Section 5. Except in the event of a meeting called by shareholders holding in the aggregate 51% of the voting power of all shareholders, a written notice of all meetings of the shareholders stating the place, day and hour of the meeting and, shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the day of the meeting, either personally or aby mail by the Secretary or person calling such meeting. If such written notice is placed in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, notice shall be deemed to have been given to him. Notice of any share-holders' meeting may be waived in writing by any shareholder at any time.


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          Section 6.  An entry of the service of notice of any meeting or sharholders, given in the manner above provided, shall be made in the Minutes of the proceedings of the shareholders, and such entry, if read and approved at a subsequent meeting of the shareholders, shall be conclusive on the question of such service.

          Section 7. When all of the shareholders or proxyholders are present at any meeting, however called or notified, and sign a written consent thereto, and such written consent is made a part of the records of such meeting, the proceedings had at such meeting are valid, irrespective of the manner in which the meeting is called.

          Section 8. A shareholders' meeting duly called can be organized for the transaction of business whenever a quorum is present. The presence, in person or by proxy, of the holders of a majority of the voting power of all shareholders shall constitute a quorum for any and all purposes, including the election of directors. Notwithstanding the withdrawal of enough shareholders to leave less than a quorum, the shareholders remaining at the duly organized meeting can continue to do business until adjournment, provided that in order to constitute the valid transaction of business at least a majority of the original quorum must vote in favor of each matter.

          Section 9. An adjournments of any annual or special meeting may be taken without new notice being given, but any meeting may be taken without new notice being given, but any meeting at which directors are to be elected shall he adjourned only from day to day until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine until a quorum shall attend, such adjournment and the reasons therefore being recorded in the journal of the proceedings of the shareholders; and when a quorum shall attend, any business may be transacted which might have been transacted at any meeting had the same been called; but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

          Section 10. The President, or in his absence, the Vice-President, or in the absence of the President and Vice-President, a Chairman elected by the shareholders present, shall call the meeting of the shareholders to order, and shall act as the presiding officer therof.

          Section 11. The Secretary of the corporation shall act as a secretary to all meetings of the shareholders, and in his absence, the presiding officer may appoint any person to act as Secretary.

          Section 12. At the annual meeting of the share-holders, held in each year, the shareholders entitled to vote shall elect by ballot a Board of Directors as constituted by these By-Laws and the Articles of Incorporation of this corporation.


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          Section 13.  At-each meeting of the shareholders, each
shareholder shall have the right to vote, in person or by proxy, the number of shares entitled to vote standing in his own name on the books of the corporation, at least ten (10) days prior thereto.

          Section 14. All proxies must be in writing, executed by the shareholders themselves, or by their duly authorized attorneys in fact, and must be filed with the Secretary of the corporation at or before the meeting of the shareholders.

                                ARTICLE II
                                 DIRECTORS

          Section 1. Number: The corporate powers, business and property of the corporation shall be exercised, conducted and controlled by a Board of Directors, unless otherwise changed by an amendment to the By-Laws. The shareholders may by such an amendment increase or decrease the number of the members of the Board of Directors of this corporation to any number of not less than three (1) director, nor more than seven (9) directors.

          Section 2. Qualification of Directors: Any person of lawful age, whether or not owning any share of stock of this corporation, may be elected a director of this corporation.

          Section 3. Term: Each director shall hold office for one year, or for such period as he may have been appointed and until his successor shall have been elected and shall qualify. The entire Board of Directors or any individual director, at a special meeting of the shareholders called for that purpose, may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to a vote at an election of directors. If the Board or any one or more directors is so removed, new directors may be elected at the same meeting. Unless the entire Board is removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the Resolution for his removal, which, if cumulatively voted at an election of the full Board, would be sufficient to elect one or more directors.

          Section 4.   Vacancies:   Whenever any vacancy shall happen among
the directors by death, resignation or otherwise, except by removal and the election of his successor as above provided, it shall be filled by appointment of the Board of Directors. Such director so appointed shall hold office until his successor is elected at the next annual meeting of shareholders, or at any special meeting duly called for that purpose prior thereto.

          Section 5. Purpose of Meetings: Immediately after the annual meeting of the shareholders and the election of directors, the directors shall meet for the purpose of organization, the election of officers and the transaction of other business.

          Section 6. Meetings: Meetings of the Board of Directors may be held at such time and place within or without the State of Oregon as the Board may from time to time appoint.



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          Section 7.   Special Meetings: Special meetings of the Board of
Directors shall he called at any time on the order of the President or on the order of one (1) director.

          Section 8. Notices: Notices of special meetings of the Board of Directors stating the time and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each director not later than the day before the day appointed for the meeting. An entry of the service of notice, given in the manner above provided, shall be made in the Minutes of the proceedings of the Board of Directors, and such entry, if read and approved at a subsequent meeting of the Board of Directors, shall be conclusive on the question of service. If all the directors shall be present at any directors' meeting, however called or noticed, and sign a written consent thereto, which is entered on the record of such meeting, or if the majority of the directors are present, and those not present sign a written waiver or notice of such meeting, which said waiver shall be filed with the Secretary of the corporation and entered on the record of such meeting, any business may be transacted at such meeting and the transactions of such meeting shall be as valid as if they had been made at a meeting regularly called or noticed.

          Section 9. Addresses: Each director shall register his address with the Secretary of the corporation and notices of meetings mailed or telegraphed to such address shall be valid notices thereof.

          Section 10. Quorum: A majority of the whole number of directors shall constitute a quorum for the transaction of business, and every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done when duly assembled, shall be valid as the act of the Board of Directors; but a majority of those present at the time and place of any stated or special meeting, although less than a quorum, may adjourn from day to day, or from time to time, without further notice, until a quorum shall attend; and when a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the day on which the same was originally appointed or called.

          Section 11.  Powers of Directors:   The Board of Directors shall
have full power to borrow money on behalf of the corporation, including the power and authority to borrow money from any of the shareholders, directors or officers of the corporation, and otherwise to incur indebtedness on promissory notes or other evidences of indebtedness of the corporation, and to agree to pay interest thereon; to sell, convey, alienate, transfer, assign, exchange, lease and otherwise dispose of, mortgage, pledge, hypothecate and otherwise encumber the property, real and personal, on behalf of the corporation; and generally to do and perform or cause to be done and performed, any and every act which the corporation may lawfully do and perform.

          Section 12. Executive Committee: The Board of Directors may, by Resolution, passed by a majority of the whole Board, designate one (1) or more of their number to constitute an Executive Committee, who, to the extent provided in said Resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation.



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          Section 13. Compensation: The compensation of the directors shall be fixed by the shareholders.

                                ARTICLE III
                                  OFFICERS
                                 ---------

          Section 1. The Board of Directors shall elect a President, a Secretary, a Treasurer and may elect one or more Vice Presidents.

          Section 2. None of said officers, except the President, need be a director, but a Vice President who is not a director cannot succeed to or fill the office of President. Any two or more offices may be held by the same person. The officers shall be elected at the first meeting of directors after the annual shareholders' meeting, or other shareholders' meeting for the election of directors, and the officers shall hold office for one year and until their successors are elected and qualified; however, the Secretary and Treasurer may be removed by the Board of Directors at any time with or without cause.

          Section 3. The Board of Directors may also appoint such other officers, agents and employees of the corporation as they may deem proper. The Board of Directors may delegate the power of appointment and removal and the power to fix the compensation or such other officers, agents and employees to any officer of the corporation. Except as above provided, the compensation of the executive officers and of other officers, agents and employees of the corporation shall be fixed by the Board of Directors.

          Section 4. Any officer or agent may be removed by the Board of Directors whenever, in their judgment, the best interests of the corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights of the persons so removed.

          Section 5. Officers and directors shall be deemed to stand in a fiduciary relation to the corporation and shall discharge the duties of their respective positions in good faith and with that diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions

                                ARTICLE IV
                                 PRESIDENT
                                 ---------

          Section 1. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall have general charge of the business of the corporation, shall execute, with the Secretary, in the name of the corporation, all deeds, bonds, contracts and other obligations and instruments authorized by the Board or Directors to be executed, and with the Secretary, shall sign all certificates of the shares of the corporation.


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          Section 2. The President shall also have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

                                 ARTICLE V
                               VICE PRESIDENT
                              ---------------

          Section 1. The Vice President shall be vested with all the powers and shall perform all the duties of the President in case of the absence or disability of the President.

          Section 2. The Vice President shall also have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

                                ARTICLE VI
                                 SECRETARY
                                 ----------

          Section 1. The Secretary shall keep the Minutes of all proceedings of the shareholders and of the Board of Directors in books provided for that purpose. He shall attend to the giving and serving of notices of all meetings of the shareholders and of the Board of Directors and otherwise. He shall execute, with the President, in the name of the corporation, all deeds, bonds, contracts and other obligations and instruments authorized by the Board of Directors to be executed, and, with the President, shall sign all certificates for shares of the corporation. He shall be the custodian of the corporation's seal, and when so ordered by the Board of Directors, shall affix the seal to deeds, bonds, contracts and other obligations and instruments. He shall keep and have charge of the Minutes of the meetings of the Board of Directors and of the share-holders, the share and transfer book, the book of share certificates, the book of By-Laws, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

          Section 2. In case of the absence or disability of the Secretary, or his refusal or neglect to act, notices may be given and served by the President, or by the Vice President or by any person thereunto authorized by the President, or by the Vice President, or by the Board of Directors. An assistant secretary may be appointed at the discretion of the Board of Directors to otherwise exercise he duties and powers of a Secretary in his absence or disability.

                                ARTICLE VII
                                 TREASURER
                                -----------

          Section 1. The Treasurer shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books to be kept for that purpose. He shall receive and deposit or cause to be received and deposited, all monies and other valuables of the corporation, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse, or cause to be


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disbursed, the funds of the corporation as may be directed by the Board of
Directors, taking proper voucher for such disbursements. He shall render to the President and to the Board of Directors, whenever they may require, accounts of all his transactions as Treasurer and of the financial condition of the corporation. He shall, in general, perform all the duties incident to the office of the Treasurer, subject to the control of the Board of Directors. He may be placed under bond in such amount as the Board of Directors shall deem proper and the premium on said bond shall be paid by the corporation. If it is not filled, the duties of this officer shall be performed by a person designated by the Board of Directors.

                                ARTICLE VIII
                                 VACANCIES
                                 ----------

          Section 1. If the office of the President, Vice President, Secretary or Treasurer becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.

                                 ARTICLE IX
                     SHARES AND CERTIFICATES FOR SHARES
                    -----------------------------------

          Section 1. Certificates for shares of the corporation shall be issued only when fully paid for.

          Section 2. The certificates shall be in such form and device as shall be provided by the Board of Directors, and shall be signed by the President, or the Vice-President, and by the Secretary, and the seal of the corporation shall be affixed thereto, except when the Board of Directors shall provide that certificates may be signed by the transfer agent or registrar, the signatures of the corporate officers and corporate seal may be facsimiles engraved or printed.

          Section 3. No new certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates and in that case only after the receipt of a bond or other security or undertaking of a responsible party satisfactory to the Board of Directors indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.

          Section 4. Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designations of the shares, and the date of the transfer.

          Section 5. A subscriber becomes a shareholder upon the allotment of shares to him. The person registered on the books of the company as the owner of the shares shall be recognized by the company as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares, or to hold liable for costs and assessments.


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          Section 6. Subscriptions for shares of this corporation shall be in writing and in such form and upon such conditions as the Board of Directors may determine.

          Section 7. No allotment of shares shall be made except pursuant to subscription, stock dividend, or other purpose authorized by the Board of Directors.

                                 ARTICLE X
                   REIMBURSEMENT FOR DISALLOWED EXPENSES
                  ---------------------------------------

          Section 1. Any payments made to an officer or shareholder/employee of the corporation (such as salary, bonus, interest or reimbursement for expenses incurred by him) which the Internal Revenue Service disallows in whole or in part as a deductible expense shall be reimbursed by such officer or shareholder/employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board to enforce payment of such.

                                 ARTICLE XI
                                    SEAL
                                   -----

          Section 1. The Board of Directors may provide a suitable seal for the corporation, which shall be circular in form and which shall contain the following inscription:

                            WESTAQ NETWORK, INC.
                               CORPORATE SEAL

                                1987 OREGON

                                ARTICLE XII
                                 AMENDMENTS

          Section 1. These By-Laws or any part thereof may be repealed or amended, or new By-Laws may be adopted, at any annual directors' meeting or at any other meeting of the directors called for that purpose, subject to
Article II, Section 1 hereof.


                                     BOARD OF DIRECTORS:
                                     /s/ Phyllis L. Haaland
                                     ---------------------------------


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